Exhibit 99.1

Barnes & Noble Reports Fiscal 2017 Second Quarter Financial Results

NEW YORK--(BUSINESS WIRE)--November 22, 2016--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2017 second quarter ended October 29, 2016.

Total sales for the second quarter were $858.5 million, declining 4.0% as compared to the prior year. Retail sales, which include Barnes & Noble stores and BN.com, declined 3.5% to $830.7 million for the quarter. Comparable store sales declined 3.2% on lower store traffic, which was partly offset by the release of Harry Potter and the Cursed Child. NOOK® sales, which include digital content, devices and accessories, declined 19.4% to $35.0 million for the quarter.

The consolidated second quarter net loss was $20.4 million, or $0.29 per share, as compared to the prior year loss from continuing operations of $27.2 million, or $0.36 per share. For the quarter, Retail and NOOK incurred operating losses of $21.1 million and $8.2 million, respectively, for a total operating loss of $29.3 million.

Consolidated second quarter EBITDA was $0.7 million, a $21.2 million improvement versus the prior year. NOOK EBITDA losses of $2.7 million improved $18.5 million over the prior year on continued cost rationalization efforts. Retail EBITDA increased $2.7 million to $3.5 million, as lower severance charges offset the sales decrease.

“While we are pleased to have improved our performance due to expense reductions, we did experience sluggish sales, which we believe are directly related to the election cycle,” said Len Riggio, Chairman and Chief Executive Officer of Barnes & Noble, Inc. "With the election behind us, we hope and expect sales will improve over the holidays."

Return of Capital

During the quarter, the Company returned $21.0 million in cash to its shareholders, including $11.0 million in dividends and $10.0 million through share repurchases. The Company acquired approximately 878,000 shares at an average price of $11.44 during the quarter under its share repurchase program.

Outlook

The Company continues to expect fiscal 2017 comparable store sales to decline in the low single digits and full year consolidated EBITDA to be in a range of $200 million to $250 million. Retail EBITDA is expected to be in a range of $240 million to $280 million, excluding the impact of any charges related to its cost reduction initiatives and costs associated with the recent CEO departure. NOOK EBITDA losses are expected to decline to a range of $30 million to $40 million, including previously announced transitional costs.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Tuesday, November 22, 2016, and is accessible at investors.barnesandnobleinc.com.

Barnes & Noble, Inc. will report fiscal 2017 holiday sales on or about January 5, 2017.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company, the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 638 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The NOOK Digital business offers a lineup of popular NOOK (www.nook.com) tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store features more than 4 million digital books in the US plus periodicals, comics, apps, movies and TV shows, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business and the digital business not being able to perform its obligations under the Samsung commercial agreement and the consequences thereof, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to its new store concept and e-commerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 30, 2016, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

Source: Barnes & Noble, Inc.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Sales	$858,548	$894,654	$1,772,430	$1,873,213
Cost of sales and occupancy	603,173	624,868	1,239,516	1,303,329
Gross profit	255,375	269,786	532,914	569,884
Selling and administrative expenses	254,646	290,281	522,537	562,411
Depreciation and amortization	29,994	35,064	61,031	68,717
Operating loss	(29,265)	(55,559)	(50,654)	(61,244)
Interest expense, net	1,961	2,338	3,590	5,257
Loss before taxes	(31,226)	(57,897)	(54,244)	(66,501)
Income taxes	(10,817)	(30,694)	(19,419)	(31,547)
Net loss from continuing operations	(20,409)	(27,203)	(34,825)	(34,954)
Loss from discontinued operations	-	(12,023)	-	(39,146)
Net loss	$(20,409)	$(39,226)	$(34,825)	$(74,100)

Basic loss per common share:
Loss from continuing operations	$(0.29)	$(0.36)	$(0.49)	$(0.64)
Loss from discontinued operations	-	(0.16)	-	(0.55)
Basic loss per common share	$(0.29)	$(0.52)	$(0.49)	$(1.20)

Diluted loss per common share:
Loss from continuing operations	$(0.29)	$(0.36)	$(0.49)	$(0.64)
Loss from discontinued operations	-	(0.16)	-	(0.55)
Diluted loss per common share	$(0.29)	$(0.52)	$(0.49)	$(1.20)

Weighted average common shares outstanding:
Basic	72,212	75,557	72,558	70,552
Diluted	72,212	75,557	72,558	70,552

Dividends declared per common share	$0.15	$0.15	$0.30	$0.30

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	70.3%	69.8%	69.9%	69.6%
Gross profit	29.7%	30.2%	30.1%	30.4%
Selling and administrative expenses	29.7%	32.4%	29.5%	30.0%
Depreciation and amortization	3.5%	3.9%	3.4%	3.7%
Operating loss	-3.4%	-6.2%	-2.9%	-3.3%
Interest expense, net	0.2%	0.3%	0.2%	0.3%
Loss before taxes	-3.6%	-6.5%	-3.1%	-3.6%
Income taxes	-1.3%	-3.4%	-1.1%	-1.7%
Net loss from continuing operations	-2.4%	-3.0%	-2.0%	-1.9%
Loss from discontinued operations	0.0%	-1.3%	0.0%	-2.1%
Net loss	-2.4%	-4.4%	-2.0%	-4.0%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

		13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
		October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015

Sales
	Retail	$830,719	$860,705	$1,712,432	$1,799,703
	NOOK	35,042	43,496	76,090	97,831
	Elimination	(7,213)	(9,547)	(16,092)	(24,321)
Total		$858,548	$894,654	$1,772,430	$1,873,213

Gross Profit
	Retail	$238,935	$253,219	$497,222	$535,003
	NOOK	16,440	16,567	35,692	34,881
Total		$255,375	$269,786	$532,914	$569,884

Selling and Administrative Expenses
	Retail	$235,460	$252,435	$476,152	$488,915
	NOOK	19,186	37,846	46,385	73,496
Total		$254,646	$290,281	$522,537	$562,411

EBITDA
	Retail	$3,475	$784	$21,070	$46,088
	NOOK	(2,746)	(21,279)	(10,693)	(38,615)
Total		$729	$(20,495)	$10,377	$7,473

Depreciation and Amortization
	Retail	$(24,558)	$(26,446)	$(49,520)	$(51,226)
	NOOK	(5,436)	(8,618)	(11,511)	(17,491)
Total		$(29,994)	$(35,064)	$(61,031)	$(68,717)

Operating Loss
	Retail	$(21,083)	$(25,662)	$(28,450)	$(5,138)
	NOOK	(8,182)	(29,897)	(22,204)	(56,106)
Total		$(29,265)	$(55,559)	$(50,654)	$(61,244)

Net Loss
	Operating loss	$(29,265)	$(55,559)	$(50,654)	$(61,244)
	Interest expense, net	(1,961)	(2,338)	(3,590)	(5,257)
	Income taxes	10,817	30,694	19,419	31,547
	Loss from discontinued operations	-	(12,023)	-	(39,146)
Total		$(20,409)	$(39,226)	$(34,825)	$(74,100)

Percentage of sales:

Gross Margin
	Retail	28.8%	29.4%	29.0%	29.7%
	NOOK	59.1%	48.8%	59.5%	47.5%
Total		29.7%	30.2%	30.1%	30.4%

Selling and Administrative Expenses
	Retail	28.3%	29.3%	27.8%	27.2%
	NOOK	68.9%	111.5%	77.3%	100.0%
Total		29.7%	32.4%	29.5%	30.0%

EBITDA
	Retail	0.4%	0.1%	1.2%	2.6%
	NOOK	-9.9%	-62.7%	-17.8%	-52.5%
Total		0.1%	-2.3%	0.6%	0.4%

Depreciation and Amortization
	Retail	-3.0%	-3.1%	-2.9%	-2.8%
	NOOK	-19.5%	-25.4%	-19.2%	-23.8%
Total		-3.5%	-3.9%	-3.4%	-3.7%

Operating Loss
	Retail	-2.5%	-3.0%	-1.7%	-0.3%
	NOOK	-29.4%	-88.1%	-37.0%	-76.3%
Total		-3.4%	-6.2%	-2.9%	-3.3%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 29, 2016	October 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$11,365	$13,367
Receivables, net	75,744	82,355
Merchandise inventories, net	1,218,822	1,219,878
Prepaid expenses and other current assets	129,404	148,589
Total current assets	1,435,335	1,464,189

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,062,377	1,061,527
Fixtures and equipment	1,592,849	1,573,300
	2,657,767	2,637,368
Less accumulated depreciation and amortization	2,369,074	2,314,184
Net property and equipment	288,693	323,184

Goodwill	211,276	215,197
Intangible assets, net	310,543	315,038
Other non-current assets	11,916	12,302
Total assets	$2,257,763	$2,329,910

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$717,220	$730,387
Accrued liabilities	311,150	325,393
Gift card liabilities	344,044	330,474
Total current liabilities	1,372,414	1,386,254

Long-term debt	191,423	192,000
Deferred taxes	54,290	15,795
Other long-term liabilities	110,844	153,435

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
111,560 and 110,595 shares issued, respectively	112	111
Additional paid-in capital	1,741,120	1,731,696
Accumulated other comprehensive income (loss)	198	(16,533)
Retained earnings	(81,319)	(51,045)
Treasury stock, at cost, 39,741 and 34,961 shares, respectively	(1,131,319)	(1,081,803)
Total Barnes & Noble, Inc. shareholders' equity	528,792	582,426
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$2,257,763	$2,329,910

BARNES & NOBLE, INC. AND SUBSIDIARIES
Loss Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Numerator for basic loss per share:
Net loss from continuing operations attributable to Barnes & Noble, Inc.	$(20,409)	$(27,203)	$(34,825)	$(34,954)
Less allocation of dividends to participating securities	(188)	(332)	(391)	(692)
Inducement fee paid upon conversion of Series J preferred stock	-	-	-	(3,657)
Preferred stock dividends paid in shares	-	-	-	(1,783)
Accretion of dividends on preferred stock	-	-	-	(4,204)
Net loss from continuing operations available to common shareholders	$(20,597)	$(27,535)	$(35,216)	$(45,290)
Net loss from discontinued operations available to common shareholders	-	(12,023)	-	(39,146)
Net loss available to common shareholders	$(20,597)	$(39,558)	$(35,216)	$(84,436)

Numerator for diluted loss per share:
Net loss from continuing operations available to common shareholders	$(20,597)	$(27,535)	$(35,216)	$(45,290)
Net loss from discontinued operations available to common shareholders	-	(12,023)	-	(39,146)
Net loss available to common shareholders	$(20,597)	$(39,558)	$(35,216)	$(84,436)

Denominator for basic and diluted loss per share:
Basic and diluted weighted average common shares	72,212	75,557	72,558	70,552

Basic loss per common share:
Loss from continuing operations	$(0.29)	$(0.36)	$(0.49)	$(0.64)
Loss from discontinued operations	-	(0.16)	-	(0.55)
Basic loss per common share	$(0.29)	$(0.52)	$(0.49)	$(1.20)

Diluted loss per common share:
Loss from continuing operations	$(0.29)	$(0.36)	$(0.49)	$(0.64)
Loss from discontinued operations	-	(0.16)	-	(0.55)
Diluted loss per common share	$(0.29)	$(0.52)	$(0.49)	$(1.20)

BARNES & NOBLE, INC. AND SUBSIDIARIES
Forward-Looking Statement Non-GAAP Reconciliation
(In millions)
(Unaudited)

		Forward-Looking Range

EBITDA
	Retail	$240	$280
	NOOK	(40)	(30)
Total		$200	$250

Operating Profit
	EBITDA	$200	$250
	Depreciation and amortization	(120)	(120)
Total		$80	$130

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating
Senior Vice President
Corporate Communications
(212) 633-3323
mkeating@bn.com
or
Investor:
Barnes & Noble, Inc.
Andy Milevoj
Vice President, Investor Relations
(212) 633-3489
amilevoj@bn.com